Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: 615-890-9100

NHI Announces Promotion of Kevin Pascoe to Chief Investment Officer

MURFREESBORO, Tenn.--(February 21, 2017) -- National Health Investors, Inc. (NYSE:NHI) announced today the promotion of Kevin Pascoe to Chief Investment Officer. Kevin has been employed with NHI since June 2010, serving as the Vice President of Asset Management until being appointed Executive Vice President of Investments in January 2015, a title he will retain in addition to CIO.

Eric Mendelsohn, President and CEO, stated, “Kevin’s experience overseeing NHI’s business development, relationship management and operational due diligence has been a true asset to NHI. He has added valuable depth to our management team, and I am confident that his insight will lead us in making high quality investments and maintaining a well-balanced strategy of growth and financial discipline.”

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.